Exhibit 13.2

Cookson Group plc and Subsidiaries

Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C Section 1350)

In connection with the annual report on Form 20-F of Cookson Group plc for the period ended 31 December 2003 as filed with the Securities and Exchange Commission on the date hereof, I, Dennis H Millard, Group Finance Director of Cookson Group plc certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the annual report fairly presents, in all material respects, the financial condition and result of operations of Cookson Group plc.

Date: 24 May 2004

/s/ DENNIS H MILLARD

Dennis H Millard Group Finance Director (Chief Financial Officer)